UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2013

Nexus Enterprise Solutions, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-184832	45-2477894
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5340 N. Federal Highway Ste. 206, Lighthouse Point, Florida 33064
(Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code: 800-781- 7970

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a)
On September 24, 2013, the Board of Directors of Nexus Enterprise Solutions, Inc. elected Stan Rapp to its Board of Directors. Rapp is co-founder and for 23 years was CEO of Rapp Collins Worldwide (rebranded as RAPP), one of the world’s top global ad agencies. Most recently Rapp founded Engauge, a social media agency serving such clients as Coca Cola, UPS, Home Depot, Cisco, Nationwide and Wells Fargo. Rapp has been recognized by Ad Age magazine as one of the 101 individuals who shaped advertising in the 20th Century and was elected to the Direct Marketing Association Hall of Fame. He is co-author of the international best-seller, MaxiMarketing. Rapp is co-founder of UhireU.S., a non-profit organization dedicated to creating much needed jobs and small business start-ups. Mr. Rapp will be compensated a one time allocation of 300,000 shares of common stock for his Board role.

b)	On September 24, 2013 Nexus Enterprise Solutions, Inc. announced that James Bayardelle, Chief Executive Officer, will also assume the role of company President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013

By: /s/ James Bayardelle